UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2012

Sutron Corporation
(Exact name of registrant as specified in its charter.)

Virginia	0-12227	54-1006352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22400 Davis Drive, Sterling Virginia       20164

 (Address of principal executive offices)     (Zip Code)

(703) 406-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

In accordance with SEC Release No. 33-8255, the following information is furnished. On May 8, 2012, Sutron Corporation announced via press release the Company's results for its first quarter ended March 31, 2012. A copy of the Company's press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 9, 2012, Sutron Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders. The following proposals were adopted by the votes specified below.

			Withheld/		Broker
1.	To elect seven (7) directors for the next year:	For	Against	Abstain	Non-Votes
	Raul S. McQuivey	2,628,701	32,655	-	2,048,276
	John F. DePodesta	2,641,501	19,855	-	2,048,276
	Daniel W. Farrell	2,641,501	19,855	-	2,048,276
	Larry C. Linton	2,629,801	31,555	-	2,048,276
	Andrew D. Lipman	2,374,285	287,071	-	2,048,276
	Leland R. Phipps	2,374,385	286,971	-	2,048,276
	Ashish H. Raval	2,579,658	81,698	-	2,048,276

2.	To ratify the appointment of Yount, Hyde &
	Barbour as the Company's independent
	registered public accounting firm for fiscal
	year 2012	4,365,863	18,889	500	324,380

ITEM 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 — Press release issued on May 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutron Corporation
(Registrant)

Date: May 10, 2012	By:	/s/ Sidney C. Hooper
Sidney C. Hooper
Chief Financial Officer and Principal Accounting Officer